UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2012

Novellus Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on June 4, 2012 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 14, 2011 (the “Merger Agreement”), by and among Lam Research Corporation, a Delaware corporation (“Lam Research”), BLMS Inc., a California corporation and a wholly owned subsidiary of Lam Research (“Merger Sub”) and Novellus Systems, Inc., a California corporation (“Novellus”). Pursuant to the Merger Agreement, on June 4, 2012, Merger Sub merged with and into Novellus (the “Merger”), with Novellus continuing as the surviving entity. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2012, in connection with the consummation of the Merger, Novellus, Lam Research and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of May 10, 2011, between Novellus and the Trustee, relating to the 2.625% Senior Convertible Notes due 2041 of Novellus (the “Notes”). Pursuant to the Supplemental Indenture, Lam Research expressly guarantees, on a senior unsecured basis, the obligations of Novellus under the Indenture and the Notes and agrees that the Notes will be convertible into cash and shares of Lam Research common stock in accordance with the original terms and conditions of the Indenture and the Notes. In the event of a default in the payment of principal, interest or premium (if any) on the Notes, the guarantee may be enforced against Lam Research without first proceeding against Novellus.

Except as set forth in the preceding paragraph, the original terms and conditions of the Indenture and the Notes have not been materially amended by the Supplemental Indenture. A summary of the original terms and conditions of the Indenture and the Notes is set forth in Novellus’ Current Report on Form 8-K dated May 10, 2011, which summary is incorporated into this Item 1.01 by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to Novellus’ Current Report on Form 8-K dated May 10, 2011 and is incorporated into this Item 1.01 by reference, and the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 4, 2012, the business combination of Lam Research with Novellus pursuant to the terms of the Merger Agreement was completed. At the effective time of the Merger, Merger Sub merged with and into Novellus, with Novellus continuing as the surviving entity and a wholly owned subsidiary of Lam Research. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by Novellus’ board of directors and its shareholders. Novellus shareholders approved the Merger, the Merger Agreement and the principal terms thereof at a special meeting of shareholders held on May 10, 2012.

As a result of the Merger, former Novellus shareholders will receive an aggregate of approximately 83.6 million shares of Lam Research common stock, representing 1.125 shares of Lam Research common stock per share of Novellus common stock, and cash in lieu of fractional shares.

For additional information regarding the consideration payable to holders of Novellus’ securities, see Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Novellus’ Current Report on Form 8-K dated December 15, 2011 and is incorporated into this Item 2.01 by reference.

A copy of the press release issued by Lam Research on June 4, 2012, announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with completion of the Merger on June 4, 2012, Novellus notified the Nasdaq Stock Market (“Nasdaq”) that the Merger has been completed and requested that trading of Novellus common stock on Nasdaq be suspended. In addition, an application on Form 25 will be filed with the Securities and Exchange Commission to remove Novellus’ common stock from listing on Nasdaq and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Novellus also intends to file a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time and as a result of the Merger, each outstanding share of Novellus common stock (other than shares owned by Lam Research, Merger Sub or any direct or indirect wholly owned subsidiary of Lam Research or Novellus, which will be canceled and cease to exist) was converted into the right to receive 1.125 shares of Lam Research common stock (the “Exchange Ratio”), with cash paid in lieu of fractional shares, plus the amount of any dividends or other distributions with a record date after the date of the Merger Agreement. Additionally, upon the consummation of the Merger, each outstanding option to purchase common stock of Novellus and, except as set forth below, each outstanding restricted stock unit of Novellus held by then-current employees, in each case whether or not vested, was assumed by Lam Research and converted into the right to receive shares of Lam Research common stock calculated based on the Exchange Ratio with terms and conditions that are otherwise the same as those existing immediately prior to the consummation of the Merger. Further, upon the consummation of the Merger, certain outstanding performance-based restricted stock units vested in full with respect to the maximum number of shares of Novellus common stock issuable thereunder, outstanding and unvested restricted stock units granted under Novellus’ 2001 Stock Incentive Plan vested in full and restricted stock awards held by executive officers and directors of Novellus vested in full.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Novellus’ Current Report on Form 8-K dated December 15, 2011 and is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

Upon closing of the Merger on June 4, 2012, a change in control of Novellus occurred and Novellus became a wholly owned subsidiary of Lam Research, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference. The aggregate consideration to be paid by Lam Research to former Novellus shareholders in connection with the Merger will be approximately 83.6 million shares of Lam Research common stock and cash in lieu of fractional shares. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on June 4, 2012, the directors and officers of Novellus ceased serving in such capacities and the directors and officers of Merger Sub immediately prior to the effective time of the Merger became the directors and officers, respectively, of Novellus, as the surviving corporation in the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on June 4, 2012, the articles of incorporation and bylaws of Novellus were amended and restated to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated into this Item 5.03 by reference.

Upon closing of the Merger, Novellus will be required to change its accounting periods to comply with Lam Research’s financial calendar, meaning that for fiscal 2012 and 2013 Novellus’ fiscal years will end on June 24, 2012 and June 30, 2013, respectively, and the quarterly fiscal periods for Novellus will end on September 23, 2012, December 23, 2012 and March 31, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 14, 2011, by and among Lam Research Corporation, BLMS Inc. and Novellus Systems, Inc. (Incorporated by reference to the exhibit with the corresponding exhibit number in Novellus’ Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2011 (SEC File No. 000-17157))

3.1	Amended and Restated Articles of Incorporation of Novellus Systems, Inc.

3.2	Amended and Restated Bylaws of Novellus Systems, Inc.

4.1	Supplemental Indenture, dated as of June 4, 2012, among Lam Research Corporation, Novellus Systems, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

99.1	Press release dated June 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novellus Systems, Inc.

By:	/s/ Andrew Gottlieb
Andrew Gottlieb Vice President, General Counsel and Secretary

Date: June 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Novellus Systems, Inc.

3.2	Amended and Restated Bylaws of Novellus Systems, Inc.

4.1	Supplemental Indenture, dated as of June 4, 2012, among Lam Research Corporation, Novellus Systems, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

99.1	Press release dated June 4, 2012

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